Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE	TO THE HOLDERS OF:
BANK OF	Corporate Bond-Backed Certificates
NEW	Series 1998-ADM-1
YORK	Class A-1 Certificates
	CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York, as trustee submits the following cash basis statement for the period ending:			December 15, 2016

INTEREST ACCOUNT
Balance as of June 15, 2016			$0.00
Schedule Income received on securities			$211,842.00
Unscheduled Income received on securities			$0.00
Interest Received on sale of Securities			$0.00
LESS:
Distribution to Class A-1 Holders		$208,842.00
Trustee Fees		$2,250.00
Fees allocated for third party expenses		$750.00
Balance as of December 15, 2016		Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of June 15, 2016			$0.00
Scheduled Principal payment received on securities			$2,073,839.00
Principal received on sale of securities			$0.00
LESS:
Distribution to Class A-1 Holders		$2,073,839.00
		Subtotal	$0.00
Balance as of December 15, 2016		Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: December 15, 2016

$65,775,000 6.95% Debentures

due 2097 issued by

Archer-Daniels-Midland Company

CUSIP NUMBER: 039483AP7